Exhibit 99.1

NEWS RELEASE

Contact:	Scott D. Winters
Vice President - Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PLAINS EXPLORATION & PRODUCTION COMPANY

AGREES TO ACQUIRE POGO PRODUCING COMPANY

FOR $3.6 BILLION

Houston, Texas — July 17, 2007 — Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) and Pogo Producing Company (NYSE: PPP) (“Pogo”) announced today that the Company has entered into a definitive agreement to acquire Pogo in a stock and cash transaction valued at approximately $3.6 billion, based on PXP’s closing price on July 16, 2007. Under the terms of the agreement, Pogo stockholders will receive 0.68201 shares of PXP common stock and $24.88 of cash for each share of Pogo common stock which represents a total consideration of approximately $60 per Pogo share. Total consideration for outstanding Pogo shares is 40 million PXP shares and approximately $1.5 billion in cash.

“This accretive transaction represents a significant opportunity for the shareholders of both companies to benefit from the combined strengths of PXP and Pogo. Along with asset diversification and significant cost savings, the combined company will have a total estimated reserve potential of 1.4 billion barrels of oil equivalent (proved, probable and possible). This transaction almost doubles PXP’s production with the addition of substantial producing properties and significant growth potential in Texas, primarily the Panhandle, Permian and Gulf Coast, plus the prolific Madden Field in Wyoming and the San Juan Basin in New Mexico. Since most of the Pogo assets are complementary to the profiles of the PXP assets, with long production lives and low decline rates, PXP will now be positioned to create one of the ‘best-inclass’ MLPs in the E&P marketplace. PXP has retained Lehman Brothers as financial advisor to formalize the Company’s evaluation of a potential MLP filing,” commented Mr. James C. Flores, Chairman, President and Chief Executive Officer of PXP.

“Today’s announcement represents a significant milestone in the proud and productive 38-year history of Pogo Producing Company,” said Paul G. Van Wagenen, Chairman, President and Chief Executive Officer of Pogo. “This transaction with Plains Exploration & Production

- - MORE - -

Company creates a combined company with impressive financial and operational strength able to successfully capture the best of opportunities in our industry. We look forward to a prosperous future of great accomplishments benefiting our shareholders.”

Following the acquisition, pro forma PXP will have a proved reserve base of approximately 635 million barrels of oil equivalent and a total estimated reserve potential of 1.4 billion barrels of oil equivalent (proved, probable and possible). At year-end 2006 pro forma for asset sales, Pogo reported 219 million barrels of oil equivalent proven reserves.

TERMS AND CONDITIONS

Under the terms of the definitive agreement, Pogo stockholders will receive 0.68201 shares of PXP common stock and $24.88 of cash for each share of Pogo common stock. Pogo stockholders have the right to elect to receive cash or stock, subject to proration. The transaction is expected to qualify as a tax-free reorganization under Section 368(a) and is expected to be tax free to Pogo stockholders.

The Boards of Directors of both companies have unanimously approved the merger agreement and each will recommend the transaction to their respective stockholders for approval. The transaction will remain subject to stockholder approval from both companies and other customary conditions. In addition, we have entered into support agreements whereby Paul G. Van Wagenen, Chairman, President and Chief Executive Officer of Pogo and Third Point LLC have agreed to vote their shares in Pogo in favor of the proposed transaction. Dates for stockholder meetings will be announced as soon as possible. The companies anticipate completing the transaction in the fourth quarter of 2007. Post closing, it is anticipated that the PXP stockholders will own approximately 66 percent of the combined company and Pogo stockholders will own approximately 34 percent of the combined company.

Mr. James C. Flores will remain the Chairman, President and Chief Executive Officer and PXP’s current executive staff Winston M. Talbert, Executive Vice President & CFO, John F. Wombwell, Executive Vice President and General Counsel, and Doss R. Bourgeois, Executive Vice President Exploration & Production, will continue in their current capacities. Two members of the Pogo Board of Directors will join the PXP Board at closing.

Lehman Brothers Inc. acted as financial advisor to PXP. Goldman, Sachs & Co. and TD Securities Inc., acted as financial advisor to Pogo.

CONFERENCE CALL

PXP will host a conference call today, July 17, 2007, at 9:00 a.m. Central to discuss these developments and other forward-looking items. Investors wishing to participate may dial 1-800-567-9836 or 1-973-935-8460. The replay will be available through July 31, 2007 and can be accessed by dialing 1-877-519-4471 or 1-973-341-3080, Replay ID: 9031014.

- - MORE - -

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, developing, exploiting, exploring and producing oil and gas in its core areas of operation: onshore and offshore California, Colorado and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

* completion of the proposed merger,

* effective integration of the two companies,

* reserve and production estimates,

* oil and gas prices,

* the impact of derivative positions,

* production expense estimates,

* cash flow estimates,

* future financial performance,

* planned capital expenditures, and

* other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2006, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

PXP AND POGO WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PXP, POGO AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS

- - MORE - -

WILL BE SENT TO SECURITY HOLDERS OF PXP AND POGO SEEKING THEIR APPROVAL OF THE ACQUISITION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PXP AND POGO WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO PXP) MAY ALSO BE OBTAINED FOR FREE FROM PXP BY DIRECTING A REQUEST TO PLAINS EXPLORATION & PRODUCTION COMPANY, 700 MILAM, SUITE 3100, HOUSTON, TX 77002, ATTENTION: JOANNA PANKEY; TELEPHONE: (713) 579-6000, E-MAIL: JPANKEY@PXP.COM.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO POGO) MAY ALSO BE OBTAINED FOR FREE FROM POGO BY DIRECTING A REQUEST TO POGO PRODUCING COMPANY, 5 GREENWAY PLAZA, SUITE 2700, HOUSTON, TX 77046, ATTENTION: CLAY JEANSONNE, TELEPHONE: (713) 297-5000, E-MAIL:JEANSONC@POGOPRODUCING.COM.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus when it is filed.

Pogo, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Pogo’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus when it is filed.

# # #